UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2016

UNILIFE CORPORATION

(Exact name of Registrant as Specified in Charter)

Delaware	001-34540	27-1049354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Cross Farm Lane, York, Pennsylvania		17406
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (717) 384-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2016, the Board of Directors (the “Board”) of Unilife Corporation (the “Company”) expanded the size of the Board from seven to nine members and appointed Rosemary A. Crane and Duane DeSisto to serve as members of the Board. There is no arrangement or understanding between either Ms. Crane or Mr. DeSisto and any other persons pursuant to which either Ms. Crane or Mr. DeSisto was selected as a director and neither Ms. Crane nor Mr. DeSisto is a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K. Ms. Crane and Mr. DeSisto will receive compensation consistent with the Company’s approach to director compensation as described in its definitive proxy statement for the annual meeting of stockholders which the Company filed with the U.S. Securities and Exchange Commission (“SEC”) on October 28, 2016. Neither Ms. Crane or Mr. DeSisto was appointed to a committee of the Board.

On October 27, 2016, William Galle notified the Company that he will not be seeking re-appointment to the Board and is therefore resigning from the Board effective as of the date of the Company’s 2016 annual stockholder meeting. Mr. Galle currently serves as Chairman of the Nominating and Corporate Governance Committee of the Board and as a member of the Compensation Committee of the Board. Mr. Galle’s decision not to stand for re-appointment to the Board did not relate to any disagreement with the Company. Mr. Galle will remain a member of the Board until the Company’s 2016 annual meeting of stockholders, which is currently scheduled to occur on December 15, 2016.

Item 8.01.	Other Events

As previously disclosed, on May 17, 2016 and September 19, 2016, the Company received notices from the Listing Qualifications department of The NASDAQ Stock Market LLC (“NASDAQ”) stating that, because the Company had not timely filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 (“Form 10-Q”) and its Annual Report on Form 10-K (“Form 10-K”) for the year ended June 30, 2016, respectively, the Company was not in compliance with NASDAQ Listing Rule 5250(c)(1). NASDAQ Listing Rule 5250(c)(1) requires listed companies to timely file all required periodic financial reports with the SEC. NASDAQ subsequently granted the Company an exception until November 7, 2016 to regain compliance with NASDAQ Listing Rule 5250(c)(1).

On October 26, 2016, the Company received a notice from the Listing Qualifications department of NASDAQ stating that, based on the Company’s filing of the Form 10-Q and the Form 10-K on October 24, 2016, the NASDAQ Staff has determined that the Company complies with NASDAQ Listing Rule 5250(c)(1) and, accordingly, the matter is now closed.

As previously disclosed, on October 17, 2016, the Company received a notice from the Listing Qualifications department of NASDAQ stating that, because the Company did not maintain a minimum Market Value of Listed Securities (“MVLS”) of $50,000,000 for the last 30 consecutive business days, the Company is no longer in compliance with NASDAQ Listing Rule 5450(b)(2)(A). The Company has been provided until April 17, 2017 to regain compliance with the minimum MVLS listing requirement. Additional information regarding the notice regarding the minimum MVLS listing requirement can be found in the Company’s Current Report on Form 8-K filed with the SEC on October 24, 2016.

As previously disclosed, because the Company did not file audited financial statements with the Australian Securities Exchange (the “ASX”) by September 30, 2016, pursuant to ASX rules, trading in the Company’s CHESS Depositary Interests (“CDIs”) on the ASX was suspended. As a result of the Company’s filing of audited financial statements with the ASX on October 24, 2016, trading of the Company’s CDIs on the ASX has resumed.

The Company issued a press release on October 31, 2016, announcing the information described in this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release, dated October 31, 2016.

Forward-Looking Statements

This report contains forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K, those described in the “Risk Factors” set forth in our prospectus supplement, dated as of and filed with the SEC on February 22, 2016, those described from time to time in other reports which we file with the SEC, and other risks and uncertainties including, without limitation, the Company’s potential inability to satisfy the NASDAQ minimum MVLS listing requirement, which may result in the Company’s common stock being delisted from trading on NASDAQ and the financial impact to the Company as a result of the foregoing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Unilife Corporation

Date: October 31, 2016	By:	/s/ John Ryan
Name: John Ryan
Title: President and Chief Executive Officer

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